Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 3, 2024, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-279119) and related Prospectus of Tamboran Resources Corporation dated June 5, 2024.

/s/ Ernst & Young

Sydney, Australia

June 5, 2024